Exhibit 99.2

Protara Announces Pricing of $100 Million Public Offering

NEW YORK, December 9, 2024 (GLOBE NEWSWIRE) -- Protara Therapeutics, Inc. (Nasdaq: TARA) (“Protara”), a clinical-stage company developing transformative therapies for the treatment of cancer and rare diseases, today announced the pricing of its underwritten public offering of 13,690,000 shares of its common stock at a price to the public of $6.25 per share and pre-funded warrants to purchase 2,325,372 shares of common stock at a price of $6.249 per pre-funded warrant, which represents the per share price for the common stock less the $0.001 per share exercise price for each such pre-funded warrant. In addition, Protara has granted the underwriters a 30-day option to purchase up to an additional 2,402,305 shares of common stock at the public offering price, less underwriting discounts and commissions. All shares and pre-funded warrants in the offering are being sold by Protara. The gross proceeds from the offering are expected to be approximately $100 million before deducting underwriting discounts and commissions and offering expenses payable by Protara and excluding any exercise of the underwriters’ option to purchase additional shares and the exercise of any pre-funded warrants. The offering is expected to close on December 11, 2024, subject to satisfaction of customary closing conditions. Protara intends to use the net proceeds received from the offering to fund the clinical development of TARA-002, as well as the development of other clinical programs. Protara may also use the net proceeds from the offering for working capital and other general corporate purposes.

TD Cowen, Cantor, LifeSci Capital, Oppenheimer & Co. and Scotiabank are acting as joint book-running managers of the offering.

The shares of common stock and the pre-funded warrants will be issued pursuant to an effective shelf registration statement on Form S-3 (File No. 333-275290) that was declared effective on November 14, 2023 by the U.S. Securities and Exchange Commission (the “SEC”). The offering is being made only by means of a prospectus supplement and the accompanying prospectus. A final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website, located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from the offices of TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, by email at TD.ECM_Prospectus@tdsecurities.com or by telephone at (855) 495-9846; Cantor Fitzgerald & Co., 110 East 59th Street, 6th Floor, New York, New York 10022, Attention: Capital Markets, or by email at prospectus@cantor.com; or LifeSci Capital LLC, 1700 Broadway, 40th Floor, New York, New York 10019, or by email at compliance@lifescicapital.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the applicable securities laws of such state or jurisdiction.

Forward-looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Protara may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “designed,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words or expressions referencing future events, conditions or circumstances that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such forward-looking statements include but are not limited to, statements regarding the timing, size and completion of the public offering as well as the expected use of proceeds related thereto are not guarantees of future performance or results and involve substantial risks and uncertainties. Actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors including: Protara’s ability to complete the offering on the proposed terms, or at all, and Protara’s expectations related to the use of proceeds from the offering. Additional important factors to be considered in connection with forward-looking statements, including additional risks and uncertainties, are described more fully under the caption “Risk Factors” and elsewhere in Protara’s filings and reports with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Protara undertakes no obligation to update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise, except as required by law.

Company Contact:

Justine O’Malley
Protara Therapeutics
Justine.OMalley@protaratx.com
646-817-2836